UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 26, 2024

Bakkt Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03     Material Modification to Rights of Security Holders
As previously disclosed, Bakkt Holdings, Inc. (the “Company”) effected a 1-for-25 reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and Class V Common Stock, par value $0.0001 per share (the “Class V Common Stock” and, together with the Class A Common Stock, the “Common Stock”), pursuant to an amendment to the Company’s certificate of incorporation (such amendment, the “Charter Amendment”), which was filed with the Secretary of State of the State of Delaware on April 26, 2024, and became effective as of 12:01 a.m. Eastern Time on April 29, 2024 (the “Effective Time”). In addition, and pursuant to the Charter Amendment, at the Effective Time, the number of authorized shares of Common Stock was proportionately reduced from 1.0 billion shares to 40.0 million shares, consisting of 30.0 million shares of Class A Common Stock and 10.0 million shares of Class V Common Stock.
In connection with the Reverse Stock Split, the Company, in its capacity as the managing member of Bakkt Opco Holdings, LLC (“Bakkt Opco”), and Intercontinental Exchange Holdings, Inc. (“ICE”) entered into the First Amendment (the “Opco Agreement Amendment”) to Third Amended and Restated Limited Liability Company Agreement of Bakkt Opco (the “Opco LLC Agreement”) to, among other things, update certain provisions of the Opco LLC Agreement to reflect adjustments to outstanding and issuable membership interests in Bakkt Opco to maintain parity with the Class A Common Stock as a result of the Reverse Stock Split.
In connection with the Reverse Stock Split, the Company’s 2021 Omnibus Incentive Plan was automatically amended pursuant to its terms to adjust the number of shares authorized for issuance thereunder proportionately for the Reverse Stock Split Ratio. Proportional adjustments corresponding the Reverse Stock Split Ratio were also made to the number of shares of Class A Common Stock underlying the Company’s outstanding equity awards, as well as to any exercise prices, as applicable.
Also in connection with the Reverse Stock Split, and pursuant to the terms of the Warrant Agreement, dated as of September 22, 2020, as amended (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, the exercise and redemption terms of the Company’s issued and outstanding redeemable public warrants (the “Public Warrants”) were adjusted to reflect the Reverse Stock Split, including (i) a reduction in the number of shares of Class A Common Stock issuable upon exercise of each Public Warrant, which resulted in each Public Warrant being exercisable for 1/25th of a share of Class A Common Stock, though the Warrant Agreement continues to provide that the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to such holder rather than issuing fractional shares; (ii) an increase in the exercise price per whole share of Class A Common Stock of the Public Warrant to $287.50 per share; and (iii) the stated redemption price per Public Warrant being proportionately reduced. The Company’s Class 1 Warrants to purchase shares of Class A Common Stock (“Class 1 Warrants”) and Class 2 Warrants to purchase shares of Class A Common Stock (“Class 2 Warrants”) were also similarly adjusted, except that the exercise price of each of the Class 1 Warrants and Class 2 Warrants was proportionally increased to $25.50 per share.
ICE is an existing stockholder and warrant holder of the Company and holds greater than ten percent (10%) of the Company’s Common Stock. In addition, an affiliate of ICE employs David Clifton, who is currently serving on the Company’s board of directors. The Company has certain commercial agreements with certain affiliates of ICE. See “Related Person Transactions” of the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on April 19, 2024, which section is incorporated herein by reference, for more information.
The foregoing summary of the Charter Amendment, the Opco Agreement Amendment, the Warrant Agreement, the Class 1 Warrants and the Class 2 Warrants do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of the such agreements, which are filed as Exhibit 3.1 to this Report, Exhibit 4.1 to this Report, Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with Securities and Exchange Commission (the “SEC”) on September 28, 2020, Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2024 and Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2024, respectively, each of which is incorporated herein by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The information set forth in Item 3.03 of this Current Report on Form 8-K (this “Report”) is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Bakkt Holdings, Inc.
4.1	First Amendment to Third Amended and Restated Limited Liability Company Agreement, dated April 29, 2024, by and between Bakkt Holdings, Inc. and Intercontinental Exchange Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BAKKT HOLDINGS, INC.

By:	/s/ Marc D'Annunzio
Name:	Marc D’Annunzio
Title:	General Counsel and Secretary

Dated: April 29, 2024